Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 16, 2021

[Signature Page Follows]

SARISSA CAPITAL ACQUISITION SPONSOR LLC

By:	/s/ Patrice Bonfiglio
Name: Patrice Bonfiglio
Title: Chief Financial Officer

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Alexander J. Denner
Name: Alexander J. Denner
Title: Founding Partner and Chief Investment Officer

ALEXANDER J. DENNER

By:	/s/ Alexander J. Denner
Name: Alexander J. Denner

SARISSA CAPITAL MANAGEMENT GP LLC

By:	/s/ Alexander J. Denner
Name: Alexander J. Denner
Title: Managing Member